UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2021

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2021, Kevin Foti notified the Board of Directors (the “Board”) of Taronis Fuels, Inc. (the “Company”) of his resignation as the Company’s President and Chief Executive Officer and as a member of the Board, effective as of the close of business on December 10, 2021. Mr. Foti’s resignation was not because of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

On November 30, 2021, the Board appointed Jered Ruyle as interim President and Chief Executive Officer of the Company, effective upon Mr. Foti’s resignation. Mr. Ruyle, 35, has served as an Executive Vice President of the Company since January 2020, and previously served as a sales representative for the Company. Mr. Ruyle has more than 14 years of experience in the packaged gas industry. Prior to joining the Company, Mr. Ruyle held key positions with his family’s multi-generational business in the packaged gas industry. He has experience in fill plant operations, management of logistics teams and sales teams, and was the President of an independent packaged gas distributor. Mr. Ruyle obtained his Bachelor’s degree in Business administration from the University of Texas at Tyler.

There are no family relationships between Mr. Ruyle and any of the Company’s directors or executive officers. There have been no related party transactions involving Mr. Ruyle (or any of his immediate family members) required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than (i) Mr. Ruyle and his father purchased an aggregate of 66,668 shares of common stock from the Company in a private placement closing on June 4, 2021 for an aggregate purchase price of $200,004, and (ii) following the Company’s acquisition of the Ruyle family’s packaged gas business in 2018, Mr. Ruyle’s father and brother have been employed by the Company and several members of the Ruyle family directly or indirectly lease properties to the Company. Mr. Ruyle will enter into the Company’s standard form of indemnification agreement. The Board has not yet made a determination as to Mr. Ruyle’s compensation for his service as the Company’s interim President and Chief Executive Officer.

Item 7.01 Regulation FD Disclosure.

On November 30, 2021, the Company issued a press release announcing the executive transition disclosed under Item 5.02 above and providing an update regarding its ongoing restatement process. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2021	TARONIS FUELS, INC.

	By:	/s/ Tobias Welo
	Name:	Tobias Welo
	Title:	Chairman of the Board of Directors